Universal Technical Institute Reports Fiscal Year 2017 Fourth Quarter and Year-End Results
Reports student start growth in the second half of fiscal 2017
Financial Improvement Plan drove $39.7 million in fiscal 2017 cost savings

SCOTTSDALE, ARIZ. - November 30, 2017 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2017 fourth quarter and full year ended September 30, 2017.

Kim McWaters, UTI’s President and Chief Executive Officer, stated, “Fiscal 2017 marked a year of significant progress and change as UTI continues its transformation effort. As forecasted, we grew student starts in the second half of fiscal 2017. Despite the Florida, Texas, and Puerto Rico hurricanes negatively impacting starts in the fourth quarter, we started as many new students this quarter as we did in the same period last year. We continue working to build our new student pipeline going into fiscal 2018, both in our traditional programs as well as in our newly launched Welding and CNC machining programs. These new offerings address the growing demand for skilled technicians while serving as an integral element of our footprint rationalization efforts. Finally, we successfully implemented our Financial Improvement Plan, which resulted in $39.7 million in cost savings for fiscal 2017 compared to fiscal 2016, substantially reduced our net loss, and drove EBITDA to $17.9 million compared to $0.8 million for fiscal 2016.”

Financial Results for the Three-Month Period Ended September 30: 2017 Compared to 2016

•
Revenues for the quarter were $81.3 million, compared to $86.9 million for the prior year period. Revenues exclude tuition related to students participating in the company's proprietary loan program, which were $2.9 million and $4.2 million for the fourth fiscal quarter of 2017 and 2016, respectively. The year-over-year revenue variance was attributable to an 8.5% decrease in UTI’s average student population.

•	Operating expenses for the quarter were $82.4 million, compared to $92.1 million for the prior year period.

•
Operating loss for the quarter was $1.1 million, compared to $5.2 million for the prior year period. The improvement reflects the aforementioned significant cost reductions and incremental operating income of $0.9 million from the Long Beach campus, which opened in August 2015.

•	Income tax benefit was $0.3 million for the quarter, compared to an income tax expense of $2.5 million for the prior year period.

•	Net loss for the quarter was $0.8 million, compared to a net loss of $8.9 million for the prior year period.

•	Net loss available for distribution to common shareholders was $2.1 million, or $0.08 per diluted share, compared to $10.3 million, or $0.42 per diluted share for the prior year period.

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three months ended September 30, 2017 was $3.9 million, compared to a loss of $0.9 million for the prior year period. (See “Use of Non-GAAP Financial Information” below.)

Financial Results for the Year Ended September 30: 2017 Compared to 2016

•
Revenues were $324.3 million, compared to $347.1 million, and excluded $16.3 million and $18.7 million, respectively, of tuition related to students participating in the proprietary loan program. The decrease in revenue was attributable to a 9.2% decline in average student population.

•
Operating expenses were $326.1 million, compared to $365.8 million for the prior year. The company’s Financial Improvement Plan implemented in September 2016 delivered $39.7 million in cost savings in fiscal 2017.

•
Operating loss was $1.8 million, compared to $18.6 million for the prior year. The loss was larger than the forecasted range previously provided by the company and was the result of increased conversion costs as UTI transitions its admissions representatives from fixed to variable compensation.

•	Income tax expense was $5.4 million for the year, compared to $26.2 million for the prior year, reflecting a full valuation allowance on deferred tax assets during both periods.

•	Net loss for the year was $8.1 million, compared to a net loss of $47.7 million for the prior year period.

•
Net loss available for distribution to common shareholders for the year-to-date period was $13.4 million, or $0.54 per diluted share, compared to $49.1 million, or $2.02 per diluted share, for the prior year period.

•	UTI recorded a preferred stock cash dividend of $5.3 million for the year ended September 30, 2017 in accordance with the company’s Series A Preferred Stock purchase agreement.

•
Cash, cash equivalents and investments totaled $97.9 million at September 30, 2017, compared to $120.7 million at September 30, 2016. The decrease was primarily attributable to collateral requirements of approximately $11.5 million for surety bonds renewed during the second quarter of fiscal 2017 and changes in working capital.

•	EBITDA was $17.9 million, compared to $0.8 million for the prior year. (See “Use of Non-GAAP Financial Information” below.)

Student Metrics

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2017	2016	2017	2016
	(Rounded to hundreds)
Total starts	5,600	5,600	10,600	11,300
Average undergraduate full-time student enrollment	10,700	11,700	10,900	12,000
End of period undergraduate full-time student enrollment	12,100	12,900	12,100	12,900

2018 Outlook
McWaters continued, “Our transformation continues in 2018, as we make strategic investments that are critical for the long-term success of UTI, and best position us to address the growing demand for skilled technicians nationwide. Key areas of investment include our third commuter campus opening in the New Jersey/New York Metro market, the roll-out of two additional welding programs, and an incremental investment in marketing and admissions to support new student starts in fiscal 2018 and beyond. We have also engaged a top-tier consulting firm to review and refine our operations and help us the drive the best outcomes possible for all of our stakeholders: our students, our industry partners, our employees and our shareholders.
The timing of anticipated start growth during the year translates into a decline in average student population and consolidated revenue for fiscal 2018. Combined with our investment in the aforementioned growth initiatives, this will result in an expected operating loss of between $20 million and $25 million and negative EBITDA in 2018. Underlying this loss is approximately $3.7 million in non-recurring costs for consultants and financial aid system improvements, in addition to $10 million to $15 million in start-up costs for our new campus and program expansions as well as investments geared toward the long-term success of the business. For the full year, capital expenditures are expected to range between $24 million and $25 million with more than half spent on growth initiatives. While these efforts will have a negative financial impact in 2018, we are confident they will put UTI on the right path entering 2019 for growth and profitability.”

UTI expects new student starts to grow in the low single digits in fiscal 2018 with the growth more heavily weighted toward the back half of the year. UTI’s goal is for its student population at year-end 2018 to be larger than it was at year-end 2017.

•
Fiscal 2018 average student population is anticipated to be down in the mid single digits due to a 6% lower beginning population and the timing of the low single digit start growth expected for the full year.

•	UTI expects full year 2018 revenue to range between $310 million and $320 million, compared to $324 million in fiscal 2017, primarily due to the expected lower average student population.

•	Operating expenses are expected to range between $340 million and $345 million.

•
UTI expects an operating loss of between $20 million and $25 million and negative EBITDA due to the lower total revenue expected in 2018 as compared to 2017, along with the financial impact of opening its New Jersey campus, its planned investments in marketing and admissions to support start growth and the planned expansion of its welding program.

•
Capital expenditures are expected to be between $24 million and $25 million, including $11 million for the Bloomfield, New Jersey campus that is expected to open in fall 2018; approximately $4 million to expand the Company's welding program to two additional campuses; $7 million for new and replacement equipment for existing campuses; and approximately $2.5 million for real estate consolidation. The Company expects its efforts to rationalize its real estate footprint will provide net cost savings of $3 million to $4 million on an annualized basis starting in fiscal 2019.

Conference Call
Management will hold a conference call to discuss the 2017 fourth quarter results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through December 8, 2017 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10114297.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. Management also utilizes EBITDA as a performance measure internally. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 200,000 graduates in its 52-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Bryce Peterson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0993

Investor Relations Contact:
Becky Herrick
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(UNAUDITED)

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2017	2016	2017	2016
	(In thousands, except per share amounts)
Revenues	$81,329	$86,915	$324,263	$347,146
Operating expenses:
Educational services and facilities	44,919	47,929	181,027	194,395
Selling, general and administrative	37,524	44,196	145,060	171,374
Total operating expenses	82,443	92,125	326,087	365,769
Loss from operations	(1,114)	(5,210)	(1,824)	(18,623)
Other income (expense):
Interest expense, net	(461)	(780)	(2,481)	(3,196)
Equity in earnings of unconsolidated affiliate	115	52	484	342
Other income (expense)	378	(504)	1,090	(49)
Total other income (expense), net	32	(1,232)	(907)	(2,903)
Loss before income taxes	(1,082)	(6,442)	(2,731)	(21,526)
Income tax expense (benefit)	(325)	2,503	5,397	26,170
Net loss	$(757)	$(8,945)	$(8,128)	$(47,696)
Preferred stock dividends	1,323	1,323	5,250	1,424
Loss available for distribution	$(2,080)	$(10,268)	$(13,378)	$(49,120)

Loss per share:
Net loss per share - basic	$(0.08)	$(0.42)	$(0.54)	$(2.02)
Net loss per share - diluted	$(0.08)	$(0.42)	$(0.54)	$(2.02)
Weighted average number of shares outstanding:
Basic	24,809	24,403	24,712	24,313
Diluted	24,809	24,403	24,712	24,313
Cash dividends declared per common share	$—	$—	$—	$0.04

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2017	2016	2017	2016
	(In thousands)
Net loss	$(757)	$(8,945)	$(8,128)	$(47,696)
Other comprehensive loss (net of tax):
Equity interest in investee's unrealized losses on hedging derivatives, net of taxes	(2)	(1)	(18)	(2)
Comprehensive loss	$(759)	$(8,946)	$(8,146)	$(47,698)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Sept. 30, 2017	Sept. 30, 2016
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$50,138	$119,045
Restricted cash	14,822	5,956
Trading securities	40,020	—
Held-to-maturity investments, current portion	7,759	1,691
Receivables, net	15,197	15,253
Prepaid expenses and other current assets	18,890	20,004
Total current assets	146,826	161,949
Property and equipment, net	106,664	114,033
Goodwill	9,005	9,005
Other assets	11,607	12,172
Total assets	$274,102	$297,159

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$37,481	$42,545
Deferred revenue	41,338	44,491
Accrued tool sets	2,764	2,938
Financing obligation, current	1,106	913
Income tax payable	490	—
Other current liabilities	3,210	3,673
Total current liabilities	86,389	94,560
Deferred tax liabilities, net	3,141	3,141
Deferred rent liability	6,887	8,987
Financing obligation	42,035	43,141
Other liabilities	9,874	10,716
Total liabilities	148,326	160,545

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 31,872,433 shares issued and 25,007,536 shares outstanding as of September 30, 2017 and 31,489,331 shares issued and 24,624,434 shares outstanding as of September 30, 2016	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of September 30, 2017 and September 30, 2016, liquidation preference of $100 per share	—	—
Paid-in capital - common	185,140	182,615
Paid-in capital - preferred	68,853	68,820
Treasury stock, at cost, 6,864,897 shares as of September 30, 2017 and September 30, 2016	(97,388)	(97,388)
Retained deficit	(30,832)	(17,454)
Accumulated other comprehensive income	—	18
Total shareholders’ equity	125,776	136,614
Total liabilities and shareholders’ equity	$274,102	$297,159

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended Sept. 30,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net loss	$(8,128)	$(47,696)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,204	15,067
Amortization of assets subject to financing obligation	2,682	2,682
Amortization of discount on investments	57	405
Unrealized gains on trading securities	(89)	—
Impairment of investment in unconsolidated affiliate	—	815
Bad debt expense	827	1,153
Stock-based compensation	2,945	4,904
Deferred income taxes	—	27,928
Equity in earnings of unconsolidated affiliates	(484)	(342)
Training equipment credits earned, net	(1,198)	(1,176)
Other losses, net	17	24
Changes in assets and liabilities:
Restricted cash	(11,126)	165
Receivables	(2,976)	8,202
Prepaid expenses and other current assets	692	(2,009)
Other assets	84	(127)
Accounts payable and accrued expenses	(4,759)	1,855
Deferred revenue	(3,153)	(202)
Income tax payable/receivable	2,697	(3,394)
Accrued tool sets and other current liabilities	556	489
Deferred rent liability	(2,100)	(1,835)
Other liabilities	(726)	476
Net cash provided by (used in) operating activities	(9,978)	7,384
Cash flows from investing activities:
Purchase of property and equipment	(8,190)	(7,495)
Proceeds from disposal of property and equipment	2	22
Purchase of held-to-maturity investments	(9,672)	—
Proceeds received upon maturity of investments	3,565	27,709
Purchase of trading securities	(42,696)	—
Proceeds from sales of trading securities	2,747	—
Acquisitions	—	(1,500)
Investment in joint venture	—	(1,000)
Capitalized costs for intangible assets	(575)	(575)
Return of capital contribution from unconsolidated affiliate	390	475
Restricted cash: other	2,258	(289)
Net cash provided by (used in) investing activities	(52,171)	17,347
Cash flows from financing activities:
Proceeds from sale of preferred stock, net of issuance costs paid	—	68,886
Payment of preferred stock dividend	(5,250)	(1,424)
Payment of common stock dividends	—	(1,457)
Repayment of financing obligation	(913)	(736)
Payment of payroll taxes on stock-based compensation through shares withheld	(595)	(393)
Net cash provided by (used in) financing activities	(6,758)	64,876
Net increase (decrease) in cash and cash equivalents	(68,907)	89,607
Cash and cash equivalents, beginning of period	119,045	29,438
Cash and cash equivalents, end of period	$50,138	$119,045

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Loss to EBITDA

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2017	2016	2017	2016
	(In thousands)
Net loss	$(757)	$(8,945)	$(8,128)	$(47,696)
Interest expense, net	461	780	2,481	3,196
Income tax expense (benefit)	(325)	2,503	5,397	26,170
Depreciation and amortization	4,471	4,721	18,169	19,091
EBITDA	$3,850	$(941)	$17,919	$761

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2017	2016	2017	2016
	(In thousands)
Salaries expense	$33,772	$41,033	$138,188	$159,393
Employee benefits and tax	7,721	8,127	30,186	33,580
Bonus expense	1,320	1,047	4,230	5,938
Stock-based compensation	952	1,697	2,995	4,904
Total compensation and related costs	$43,765	$51,904	$175,599	$203,815

Occupancy expense	$9,833	$9,903	$38,288	$38,722
Depreciation and amortization expense	$4,471	$4,721	$18,169	$19,091
Bad debt expense	$324	$222	$827	$1,153

Graduate Employment Rate

	Twelve Months Ended Sept. 30,
	2016	2015

Graduate employment rate	86%	88%
Graduates	9,200	9,700
Graduates available for employment	8,600	9,100
Graduates employed	7,400	8,000

The employment calculation is based on all graduates, including those that completed manufacturer specific advanced training programs, from October 1, 2015 to September 30, 2016 and October 1, 2014 to September 30, 2015, respectively, excluding graduates not available for employment because of continuing education, military service, health, incarceration, death or international student status.

###